UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

VYNE Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38356	45-3757789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206 N., Suite 301	08807
Bridgewater, New Jersey	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 775-7936

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Approval of the 2023 Equity Incentive Plan Amendment

On December 12, 2024, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of VYNE Therapeutics Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) to (i) increase the number of shares available for issuance under the 2023 Plan by 1,520,000 shares, (ii) eliminate “liberal” share recycling with respect to awards of share options and share appreciation rights, and (iii) increase the limit on shares that may be issued pursuant to the exercise of incentive share options under the 2023 Plan by 1,520,000 shares.

Upon the recommendation of the Compensation Committee of the Company’s Board of Directors (the “Board”), the Board approved the Amendment on November 6, 2024, subject to stockholder approval. The Amendment became effective immediately upon stockholder approval at the Annual Meeting.

For more information about the Amendment, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 12, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 12, 2024, the Company held its Annual Meeting. The stockholders considered five proposals, each of which is described in more detail in the Proxy Statement.  Of the 14,751,433 shares outstanding as of the record date, 11,014,460 shares, or 74.7%, were present or represented by proxy at the Annual Meeting.  Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1:  The election of two nominees to serve as Class III directors to hold office until the 2027 annual meeting of stockholders and until their respective successors are elected. The votes were cast as follows:

Name	Votes For	Votes Withheld
David Domzalski	8,473,554	37,335
Patrick LePore	7,636,731	874,158

Broker Non-Votes: 2,503,571

All nominees were elected.

Proposal No. 2:  Ratification of the selection by the audit committee of the board of directors of Baker Tilly US, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes were cast as follows:

	Votes For	Votes Against	Abstentions
Ratification of appointment of Baker Tilly US, LLP	10,977,445	18,210	18,805

Proposal No. 3:  Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The Company’s stockholders approved the compensation of the Company’s named executive officers. The votes were cast as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory approval of named executive officer compensation	6,694,462	1,801,287	15,140	2,503,571

Proposal No. 4: Indication, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. The votes were cast as follows:

	One Year	Two Years	Three Years	Abstentions
Advisory indication of preferred frequency of future shareholder advisory votes on named executive officer compensation	8,469,382	9,230	12,807	19,470

Consistent with the stockholder voting results above and the recommendation of the Board of Directors of the Company as disclosed in the Proxy Statement,

the Company has determined to solicit a non-binding advisory vote on the compensation of the Company’s named executive officers every year until the next required stockholder vote on the frequency of such non-binding advisory vote or until the Board of Directors of the Company determines that a different frequency of such non-binding advisory vote is in the best interest of the Company’s stockholders.

Proposal No. 5:  Approval of the Amendment. The Company’s stockholders approved the Amendment. The votes were cast as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Amendment	6,909,705	1,583,506	17,678	2,503,571

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description
10.1	First Amendment to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: December 12, 2024	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel